Exhibit 10.3

SIDE LETTER
RELATING TO AN UP TO EUR 20,000,000 ACCORDION TRANCHE
between and Dated:	IO BIOTECH APS as Borrower EUROPEAN INVESTMENT BANK as Bank 19 DECEMBER 2024

SIDE LETTER TO FINANCE CONTRACT

This side letter (the “Letter”) is made on the date first stated above between:

1)	IO BIOTECH APS, company registration no. (CVR) 36474483, C/O COBIS, Ole Maaløes Vej 3, 2200 København N, Denmark (the “Borrower”) as borrower, and

2)	THE EUROPEAN INVESTMENT BANK, 100 blvd Konrad Adenauer, Luxembourg, L-2950 Luxembourg (the “Bank”) as lender.

The Bank and the Borrower together are referred to as the “Parties” and any of them is a “Party”.

1.	BACKGROUND

1.1

The Term Sheet and the Finance Contract. Reference is made to: (i) the indicative, non-binding term sheet of June 2024 related to up to EUR 57,500,000 loan facilities to finance the eligible costs incurred by the Borrower in relation to IO BIOTECH (IEU LS) (2024-0179) project (the “Term Sheet”); and (ii) the EUR 37,500,000 finance contract dated 19 December 2024 between the Borrower as borrower and the Bank as lender (the “Finance Contract”) signed in reference to the aforementioned Term Sheet.

1.2

This Letter. The Parties have agreed to enter into this Letter, on a non-binding basis, in order to potentially make available to the Borrower (at the Bank’s sole discretion and subject to approval by its governing bodies) an accordion facility in an amount of up to EUR 20,000,000.

1.3	Interpretation. The principles of interpretation set out in the Finance Contract shall have effect as if set out in this Letter.

2.	DEFINITIONS

In addition to the above definitions and the terms defined in the Finance Contract, the following terms shall have the following meanings when used in this Letter:

“Accordion Tranche” means optional, uncommitted and additional loan tranche(s) of up to EUR 20,000,000 in aggregate that may be established pursuant to the Accordion Tranche Contract.

“Accordion Tranche Contract” means: (i) an amendment letter to the Finance Contract; or, alternatively, (ii) a new (separate) finance contract (on terms to be agreed) between the Borrower as borrower and the Bank as lender, making the Accordion Tranche available to the Borrower.

“Accordion Tranche Request” means a notice substantially in the form set out in Schedule 1 (Form of Accordion Tranche Request) requesting the establishment of the Accordion Tranche on the terms set out therein.

“Accordion Tranche Warrants” means any warrants to be issued to the Bank in connection with disbursement of the Accordion Tranche.

3.	POTENTIAL ESTABLISHMENT OF ACCORDION TRANCHE

3.1	Accordion Tranche Request

3.1.1

Provided that Tranche C has been disbursed in full, the Borrower may, on one or more occasions, notify the Bank by delivery of an Accordion Tranche Request that it wishes to establish the Accordion Tranche.

3.1.2	An Accordion Tranche Request shall specify the following:

a)	the proposed amount of the Accordion Tranche;

b)	the proposed establishment date of the Accordion Tranche;

c)	the proposed interest rate;

d)	the proposed Accordion Tranche maturity date;

e)	the proposed Accordion Tranche availability period; and

f)	the proposed number of Accordion Tranche Warrants to be issued;.

3.1.3	The Borrower may only submit an Accordion Tranche Request if no Default has occurred and is continuing or would occur immediately after or as a result of such proposed Accordion Tranche.

3.1.4

The Bank shall not be bound by the terms of the Accordion Tranche Request and may propose different terms or conditions on which the Accordion Tranche may be made available to the Borrower. In particular, the Bank may require further appraisal (due diligence) of the Borrower’s projects that will be financed from the Accordion Tranche. Such appraisal and relevant approval by the Bank’s governing bodies may therefore determine further conditions for provision of the Accordion Tranche.

3.2	Accordion Tranche Contract

3.2.1

Upon receipt of a duly completed Accordion Tranche Request, the Bank may (at its sole discretion and subject to approval by its governing bodies) decide to make available the Accordion Tranche to the Borrower.

3.2.2

If the Bank decides (at its sole discretion and subject to approval by its governing bodies) to make available the Accordion Tranche to the Borrower, and the Parties agree on the terms and conditions of the Accordion Tranche, the Parties shall enter into an Accordion Tranche Contract. If the Bank so requires, execution of the Accordion Tranche Contract may be preceded by conclusion of an indicative, non-binding term sheet for the Accordion Tranche.

4.	FEES, COSTS AND EXPENSES

Article 8 (Charges and expenses) of the Finance Contract will apply mutatis mutandis to this Letter. The Bank may require the Borrower to sign with the Bank a separate fee letter with respect to the Accordion Tranche Contract.

5.	MISCELLANEOUS

5.1

Non-binding nature. This Letter reflects the Parties’ intention to cooperate, expressed in good faith. This Letter is not intended to create rights or obligations under international or domestic law. This Letter is not a legally binding arrangement and does not represent nor does it intend to create any right or binding legal obligation or relation between the Parties. Without limitation, this Letter does not:

a)	result in the establishment of any claims, financial implication, commitment, obligation or liability between the Parties;

b)

represent any commitment or representation with regard to provision of financing or funding or any form of preferential treatment of the Borrower by the Bank, in particular, but not limited to, with regard to the implementation of any projects or products or any funding or underwriting thereof on the part of either Party; or

c)	affect any existing agreement or other arrangement between the Parties and does not prevent the signature of any future binding or non-binding arrangement between the Parties.

5.2

Approvals. Any arrangement between the Parties implementing this Letter or to which this Letter refers shall be subject to a prior approval by each Party’s decision-making bodies, to any applicable internal approvals that may be required pursuant to the respective internal policies, rules, conditions and procedures of each Party and to the agreement on, and execution of, the relevant contractual documentation.

5.3	Counterparts. This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of it.

5.4	Law and jurisdiction. Article 10.1 (Governing law) and Article 10.2 (Jurisdiction) of the Finance Contract will apply mutatis mutandis to this Letter.

(Signature pages follow)

(Signature page to side letter)

IO Biotech ApS
as Borrower

/s/ Mai-Britt Zocca Name: Mai-Britt Zocca
Title: Authorised signatory

The European Investment Bank
as Bank

/s/ Yu ZHANG	/s/ Antoine DE LACHAUX
Name: Yu ZHANG	Name: Antoine DE LACHAUX
Title: Head of Division	Title: Head of Unit

SCHEDULE 1—FORM OF ACCORDION TRANCHE REQUEST

To:    The European Investment Bank (the “Bank”)

From:   IO Biotech ApS (the “Borrower”)

Date:   [ * ]

Dear Sirs/Madams,

SIDE LETTER DATED [*] 2024 (THE “SIDE LETTER”)

We refer to the Side Letter between the Bank as lender and the Borrower as borrower. This is an Accordion Tranche Request. Terms defined in the Side Letter shall have the same meaning when used in this Accordion Tranche Request.

Pursuant to Clause 3.1 (Accordion Tranche Request) of the Side Letter, we hereby request that the Bank make available to the Borrower the Accordion Tranche on the following terms:

a) Proposed amount	EUR [*]

b) Proposed establishment date	[*]

c) Proposed interest rate	[*]

d) Proposed Accordion Tranche maturity date	[*]

e) Proposed Accordion Tranche availability period	From [*] to [*]

f) Proposed number of Accordion Tranche Warrants to be issued	[*]

Yours faithfully

IO Biotech ApS
as Borrower

Name:	Name:
Title:	Title: